Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

MDC Partners Inc.
New York, New York
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-226895, 333-212261, 333-176059, 333-159831, 333-145534, 333-141359, 333-107507, and 33309510) and Form S-3 (Nos. 333-222101 and 333-222095) of MDC Partners Inc., of our report dated March 5, 2020 (except for matters discussed in Notes 1, 4, 5, 6, 8, 10, 17, 21 and 22 as to which the date is August 31, 2020), relating to the consolidated financial statements and financial statement schedules presented in Item 15, and of our report dated March 5, 2020 on the effectiveness of MDC Partners Inc.’s internal control over financial reporting, which appear in this Current Report on Form 8-K dated August 31, 2020. Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of MDC Partners Inc.’s internal control over financial reporting as of December 31, 2019.

/s/ BDO USA, LLP
New York, New York

August 31, 2020